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                                                                     EXHIBIT 3.2

                      RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            AMERICASDOCTOR.COM, INC.

            The original name of the corporation was Ask-A-Doctor, Inc. pursuant to the certificate of incorporation of the corporation, which was first filed with the Secretary of the State of Delaware on August 8, 1997. The name of the corporation was changed to America's Doctor, Inc. pursuant to the Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State on May 21, 1998. The name of the corporation was changed to AmericasDoctor.com, Inc., pursuant to the Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State on March 18, 1999. AmericasDoctor.com, Inc. does hereby certify that this Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") was duly adopted by the Board of Directors and by written consent of the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

            FIRST: Name of Corporation. The name of the corporation is AmericasDoctor.com, Inc. (the "Corporation").

            SECOND: Registered Office and Registered Agent. The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, Wilmington, DE 19805 and the name of its registered agent at such address is Corporation Service Company. The registered office is located in New Castle County.

            THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law as the same exists or may hereafter be amended.

            FOURTH: Capital Stock. (1) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000, consisting of (1) 100,000,000 shares of Common Stock, par value $.01 per share ("Common Stock") and (2) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (or any successor provision thereto), and no vote of the holders of any class or classes of stock voting separately as a class shall be required therefor.

            (2) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of such

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      series, and the preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

            (3) The powers, preferences and relative, participating, optional and other special rights of each series of the Corporation's Series A Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock shall be as set forth in the Certificates of Designation relating to such series adopted by the Board of Directors on February 1, 1999 and June 2, 1999, respectively.

            (4)(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the Delaware General Corporation Law. No holder of Common Stock or Preferred Stock shall be entitled to exercise any right of cumulative voting.

            (b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate of Incorporation (including any certificate of designations relating to such series).

            (c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

            (d) Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

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            FIFTH: By-Laws. The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors.

            SIXTH: Indemnification and Limitation Liability. (1) To the fullest extent permitted by the laws of the State of Delaware:

            (a) The Corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the corporation. The Corporation may indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or while an employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

            (b) The Corporation shall promptly pay expenses incurred by any person described in the first sentence of subsection (a) of this Article Sixth, Section (1), and may, to the extent authorized by the Board of Directors, promptly pay expenses incurred by any person described in the last sentence of subsection (a) of the Article Sixth, Section 1 in defending any action, suit or proceeding described therein in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

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            (c) The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article Sixth, Section (1) against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law or otherwise.

            (d) The provisions of this Article Sixth, Section (1) shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Sixth, Section (1) shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Article Sixth, Section (1) and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article Sixth, Section (1) shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Sixth, Section (1) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Restated Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Sixth, Section (1) shall be made to the fullest extent permitted by law.

            (e) For purposes of this Article Sixth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

            (2) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Restated Certificate of Incorporation of which this article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended. Any repeal or modification of the

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      foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            SEVENTH: Meetings and Consents. Any corporate action required to be taken at any annual or special meeting of stockholders of the Corporation, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the corporate action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware (either by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that on and after the date on which the Corporation completes an initial public offering of the Common Stock of the Corporation pursuant to the Securities Act of 1933, as amended, any corporate action required to be taken at any annual or special meeting of the stockholders, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent of the stockholders in lieu of such meeting. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chief Executive Officer or the President of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors.

            EIGHTH: Amendments. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article Fifth, Article Seventh or this Article Eighth or to adopt any provision inconsistent therewith.

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            IN WITNESS WHEREOF, AmericasDoctor.com, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Scott M. Rifkin, its Chief Executive Officer this __ day of
      _________,1999.

                                           AMERICASDOCTOR.COM, INC.


                                           By:________________________
                                             Name:  Scott M. Rifkin
                                             Title: